Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500

For Immediate Release	Page 1 of 5

CENTERPOINT ENERGY REPORTS FOURTH QUARTER AND
FULL YEAR 2006 EARNINGS
     Houston, TX — February 28, 2007 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income and income from continuing operations of $67 million, or $0.20 per diluted share, for the fourth quarter of 2006 compared to $81 million, or $0.25 per diluted share, for the same period of 2005. Results for the fourth quarter of 2006 were reduced by $12 million, or $0.04 per diluted share, related to a final agreement with the Internal Revenue Service (IRS) as described below.
     Net income for the year 2006 was $432 million, or $1.33 per diluted share, compared to $252 million, or $0.75 per diluted share, for 2005. Income from continuing operations before extraordinary item for 2006 was also $432 million, or $1.33 per diluted share, compared to $225 million, or $0.67 per diluted share, for 2005.
     Results for the year 2006 included the impact of the resolution of two issues relating to prior years. The first was an agreement with the Appeals Division of the IRS regarding the tax treatment of the company’s Zero Premium Exchangeable Subordinated Notes (ZENS) and its former Automatic Common Exchange Securities. As a result of that agreement, in the second quarter of 2006 the company reduced its previously accrued tax and related interest reserves, adding $119 million ($0.37 per diluted share) to income. In the fourth quarter of 2006, the company increased these reserves, reducing income by $12 million, or $0.04 per diluted share, to reflect the final agreement as approved by the Joint Committee on Taxation of the U.S. Congress. A second issue resolved in 2006 was the remand to the Texas Public Utility Commission of the company’s 2001 unbundled cost of service order (UCOS). As a result of the agreement, which settled all issues, the company reduced income by $21 million after-tax, or $0.06 per diluted share in the second quarter of 2006. Excluding all impacts related to the ZENS tax issue and the UCOS, earnings for the fourth quarter of 2006 and for the year 2006 would have been $0.24 and $1.11 per diluted share, respectively.
     Net income for the year 2005, included an extraordinary gain of $30 million, or $0.09 per diluted share, reflecting an adjustment to the extraordinary loss recorded in the second half of 2004 to write down generation-related regulatory assets. In addition, net income for 2005 included a loss of $3 million, or $0.01 per diluted share, from discontinued operations.
     “I am very pleased with the overall results that we are reporting today,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “Our interstate pipelines, field services and competitive natural gas marketing businesses turned in strong performances. However, mild weather and decreased usage led to disappointing results in our natural gas utilities. We have taken a number of steps to better position our company going forward, and I am optimistic about our future.”
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For Immediate Release	Page 2 of 5

OPERATING INCOME BY SEGMENT DETAILED
Electric Transmission & Distribution
     The electric transmission & distribution segment reported operating income of $96 million in the fourth quarter of 2006, consisting of $66 million for the regulated electric transmission & distribution utility (TDU) (including $11 million for the competition transition charge (CTC)) and $30 million related to the transition bonds. Operating income for the fourth quarter of 2005 totaled $102 million, consisting of $90 million for the TDU (including $16 million for the CTC) and $12 million related to the transition bonds.
     The TDU recorded lower revenues in the fourth quarter of 2006 compared to the same period of 2005 primarily due to the reduction in base rates implemented in October of 2006, a lower CTC amount resulting from the reduction in the allowed rate of return, milder weather and decreased usage. The TDU’s revenues continued to benefit from solid customer growth, with over 37,000 metered customers added during 2006, ending the year with 1.98 million metered customers. Operation and maintenance expenses increased slightly primarily due to increased spending on low income assistance and energy efficiency programs.
     Operating income for the year 2006 was $576 million, consisting of $450 million for the TDU (including $55 million for the CTC) and $126 million related to the transition bonds. Operating income for 2005 totaled $487 million, consisting of $448 million for the TDU (including $19 million for the CTC) and $39 million related to the transition bonds. Operating income increased due to customer growth, a higher CTC amount collected in 2006, higher revenues from ancillary services and proceeds from land sales. These increases were partially offset by milder weather and decreased usage, the implementation of reduced base rates and increased spending on low income assistance and energy efficiency programs. In addition, the TDU’s operating income for 2006 included the $32 million adverse impact of the resolution of the 2001 UCOS order recorded in the second quarter.
Natural Gas Distribution
     The natural gas distribution segment reported operating income of $34 million for the fourth quarter of 2006 compared to $59 million for the same period of 2005. Results for the fourth quarter of 2006 included a $21 million write-off for purchased natural gas costs for periods prior to July 2004. The Minnesota Public Utilities Commission denied recovery of these costs. Operating income was also adversely affected by milder weather and increased costs associated with staff reductions and higher employee-related expenses. Operation and maintenance expenses for 2005 included an $11 million increase in litigation reserves.
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For Immediate Release	Page 3 of 5

     Operating income for the year 2006 was $124 million compared to $175 million for 2005. In addition to the factors noted above, higher revenues from rate increases and customer growth were more than offset by decreased usage and higher bad debt and other expenses.
Competitive Natural Gas Sales and Services
     The competitive natural gas sales and services segment reported operating income of $33 million for the fourth quarter of 2006 compared to $30 million for the same period of 2005. The increase was primarily driven by increased sales of gas from inventory, partially offset by a $10 million year-end write-down of natural gas inventory to the lower of average cost or market. The company purchases and stores natural gas to meet certain future sales requirements and enters into derivative contracts to hedge the economic value of the future sales.
     Operating income for the year 2006 was $77 million compared to $60 million for 2005. The increase in operating income for 2006 was driven primarily by improved margins resulting from seasonal price differentials, increased sales of gas from inventory and favorable basis differentials over the pipeline capacity that the company controls. In addition, results for 2006 reflect a $37 million favorable change in unrealized gains resulting from mark-to-market accounting for non-trading financial derivatives, and $66 million of write-downs of natural gas inventory.
Interstate Pipelines
     Beginning with the fourth quarter of 2006, the company separated the “pipelines and field services” segment into two reporting segments, “interstate pipelines” and “field services”. All prior period segment information has been recast to conform to the 2006 presentation.
     The interstate pipelines segment reported operating income of $44 million for the fourth quarter of 2006 compared to $46 million for the same period of 2005. Higher operating income from the sale of excess gas no longer required following improvements to a storage facility was more than offset by a write-off of expenses associated with the Mid-Continent Crossing pipeline project that was discontinued.
     Operating income for the year 2006 was $181 million compared to $165 million for 2005. In addition to the factors noted above, operating income for 2006 benefited from increased transportation and ancillary services and reduced litigation reserves, partially offset by increased operating expenses.
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For Immediate Release	Page 4 of 5

Field Services
     The field services segment reported operating income of $23 million for the fourth quarter of 2006 compared to $21 million for the same period of 2005. The increase was driven by increased gas gathering and ancillary services, which reflect contributions from new facilities placed in service, partially offset by lower commodity prices occurring in the fourth quarter of 2006 and increased operating expenses.
     Operating income for the year 2006 was $89 million compared to $70 million for 2005. The increase in operating income was due to the same factors noted above. Equity income from the company’s 50 percent interest in a jointly-owned gas processing plant was $6 million for each of the years 2006 and 2005. These amounts are included in Other — net under the Other Income (Expense) caption.
DIVIDEND DECLARATION
     On February 1, 2007, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.17 per share of common stock payable on March 9, 2007, to shareholders of record as of the close of business on February 16, 2007.
OUTLOOK FOR 2007
     CenterPoint Energy expects diluted earnings per share for 2007 to be in the range of $1.02 to $1.12. This guidance takes into consideration various economic and operational assumptions related to the business segments in which the company operates. The company has made certain assumptions regarding the impact to earnings of various regulatory proceedings, but cannot predict the ultimate outcome of any of those proceedings. In providing this guidance, the company has not projected the impact of any changes in accounting standards, any impact from acquisitions or divestitures, or the outcome of the TDU’s true-up appeal.
FILING OF FORM 10-K FOR CENTERPOINT ENERGY, INC.
     Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 . A copy of that report is available on the company’s web site, www.CenterPointEnergy.com, under the “Investors” section. Other filings the company makes at the SEC and other documents relating to its corporate governance can also be found at that site.
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For Immediate Release	Page 5 of 5

WEBCAST OF EARNINGS CONFERENCE CALL
     CenterPoint Energy’s management will host an earnings conference call on Wednesday, February 28, 2007, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call at www.CenterPointEnergy.com/investors/events. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the web site for at least one year.
     CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. Assets total over $17 billion. With about 8,600 employees, CenterPoint Energy and its predecessor companies have been in business for more than 130 years. For more information, visit the Web site at www.CenterPointEnergy.com.
     This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the timing and outcome of appeals from the true-up proceedings, the timing and impact of future regulatory, legislative and IRS decisions, effects of competition, weather variations, changes in CenterPoint Energy’s or its subsidiaries’ business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas, the impact of unplanned facility outages, and other factors discussed in CenterPoint Energy’s Form 10-K for the period ended December 31, 2006, and other filings with the Securities and Exchange Commission.
###

Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2006	2005	2006
Revenues:
Electric Transmission & Distribution	$401	$407	$1,644	$1,781
Natural Gas Distribution	1,441	1,079	3,846	3,593
Competitive Natural Gas Sales and Services	1,346	908	4,129	3,651
Interstate Pipelines	104	89	386	388
Field Services	31	36	120	150
Other Operations	4	3	19	15
Eliminations	(115)	(58)	(422)	(259)

Total	3,212	2,464	9,722	9,319

Expenses:
Natural gas	2,348	1,623	6,509	5,909
Operation and maintenance	384	381	1,358	1,399
Depreciation and amortization	130	147	541	599
Taxes other than income taxes	98	78	375	367

Total	2,960	2,229	8,783	8,274

Operating Income	252	235	939	1,045

Other Income (Expense):
Gain (Loss) on Time Warner investment	(15)	77	(44)	94
Gain (Loss) on indexed debt securities	15	(67)	49	(80)
Interest and other finance charges	(149)	(117)	(670)	(470)
Interest on transition bonds	(13)	(32)	(40)	(130)
Return on true-up balance	17	—	121	—
Other — net	5	8	23	35

Total	(140)	(131)	(561)	(551)

Income from Continuing Operations Before Income Taxes and Extraordinary Item	112	104	378	494

Income Tax Expense	(31)	(37)	(153)	(62)

Income from Continuing Operations Before Extraordinary Item	81	67	225	432

Discontinued Operations:
Income from Texas Genco, net of tax	—	—	11	—
Loss on Disposal of Texas Genco, net of tax	—	—	(14)	—

Total	—	—	(3)	—

Income Before Extraordinary Item	81	67	222	432

Extraordinary Item, net of tax	—	—	30	—

Net Income	$81	$67	$252	$432

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2006	2005	2006
Basic Earnings Per Common Share:
Income from Continuing Operations	$0.26	$0.21	$0.72	$1.39
Income from Discontinued Operations	—	—	(0.01)	—
Extraordinary item, net of tax	—	—	0.10	—

Net Income	$0.26	$0.21	$0.81	$1.39

Diluted Earnings Per Common Share:
Income from Continuing Operations	$0.25	$0.20	$0.67	$1.33
Income from Discontinued Operations	—	—	(0.01)	—
Extraordinary item, net of tax	—	—	0.09	—

Net Income	$0.25	$0.20	$0.75	$1.33

Dividends Declared per Common Share	$0.06	$0.15	$0.40	$0.60

Weighted Average Common Shares Outstanding (000):
- Basic	310,147	313,048	309,349	311,826
- Diluted	320,351	334,618	346,028	324,778

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Transmission & Distribution Operations	$90	$66	$448	$450
Transition Bond Companies	12	30	39	126

Total Electric Transmission & Distribution	102	96	487	576
Natural Gas Distribution	59	34	175	124
Competitive Natural Gas Sales and Services	30	33	60	77
Interstate Pipelines	46	44	165	181
Field Services	21	23	70	89
Other Operations	(6)	5	(18)	(2)

Total	$252	$235	$939	$1,045

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Twelve Months Ended
	December 31,			December 31,
			% Diff			% Diff
	2005	2006	Fav/(Unfav)	2005	2006	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$374	$346	(7%)	$1,538	$1,516	(1%)
Transition bond companies	27	61	126%	106	265	150%

Total	401	407	1%	1,644	1,781	8%

Expenses:
Operation and maintenance	172	175	(2%)	618	611	1%
Depreciation and amortization	61	61	—	258	243	6%
Taxes other than income taxes	51	44	14%	214	212	1%
Transition bond companies	15	31	(107%)	67	139	(107%)

Total	299	311	(4%)	1,157	1,205	(4%)

Operating Income	$102	$96	(6%)	$487	$576	18%

Operating Income — Electric transmission and distribution utility	90	66	(27%)	448	450	—
Operating Income — Transition bond companies	12	30	150%	39	126	223%

Total Segment Operating Income	$102	$96	(6%)	$487	$576	18%

Electric Transmission & Distribution
Operating Data:
Actual MWH Delivered
Residential	5,317,080	4,637,585	(13%)	24,923,995	23,954,745	(4%)
Total	17,055,414	16,638,022	(2%)	74,189,448	75,876,929	2%

Weather (average for service area):
Percentage of normal:
Cooling degree days	128%	116%	(12%)	112%	106%	(6%)
Heating degree days	91%	81%	(10%)	82%	68%	(14%)

Average number of metered customers:
Residential	1,704,690	1,742,580	2%	1,683,100	1,732,656	3%
Total	1,936,685	1,979,890	2%	1,912,346	1,968,114	3%

	Natural Gas Distribution
	Quarter Ended			Twelve Months Ended
	December 31,			December 31,
			% Diff			% Diff
	2005	2006	Fav/(Unfav)	2005	2006	Fav/(Unfav)
Results of Operations:
Revenues	$1,441	$1,079	(25%)	$3,846	$3,593	(7%)

Expenses:
Natural gas	1,148	811	29%	2,841	2,598	9%
Operation and maintenance	158	165	(4%)	551	594	(8%)
Depreciation and amortization	37	39	(5%)	152	152	—
Taxes other than income taxes	39	30	23%	127	125	2%

Total	1,382	1,045	24%	3,671	3,469	6%

Operating Income (Loss)	$59	$34	(42%)	$175	$124	(29%)

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	53	54	2%	160	152	(5%)
Commercial and Industrial	57	64	12%	215	224	4%

Total Throughput	110	118	7%	375	376	—

Weather (average for service area)
Percentage of normal:
Heating degree days	94%	85%	(9%)	91%	84%	(7%)

Average number of customers:
Residential	2,860,032	2,909,673	2%	2,839,947	2,883,927	2%
Commercial and Industrial	241,563	244,030	1%	244,782	243,265	(1%)

Total	3,101,595	3,153,703	2%	3,084,729	3,127,192	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended			Twelve Months Ended
	December 31,			December 31,
			% Diff			% Diff
	2005	2006	Fav/(Unfav)	2005	2006	Fav/(Unfav)
Results of Operations:
Revenues	$1,346	$908	(33%)	$4,129	$3,651	(12%)

Expenses:
Natural gas	1,305	867	34%	4,033	3,540	12%
Operation and maintenance	9	7	22%	30	30	—
Depreciation and amortization	1	—	—	2	1	50%
Taxes other than income taxes	1	1	—	4	3	25%

Total	1,316	875	34%	4,069	3,574	12%

Operating Income	$30	$33	10%	$60	$77	28%

Competitive Natural Gas Sales and
Services Operating Data:
Throughput data in BCF
Wholesale — third parties	69	84	22%	304	335	10%
Wholesale — affiliates	4	9	125%	27	36	33%
Retail	44	39	(11%)	156	149	(4%)
Pipeline	10	7	(30%)	51	35	(31%)

Total Throughput	127	139	9%	538	555	3%

Average number of customers:
Wholesale	121	140	16%	138	140	1%
Retail	6,616	6,561	(1%)	6,328	6,452	2%
Pipeline	135	136	1%	142	138	(3%)

Total	6,872	6,837	(1%)	6,608	6,730	2%

	Interstate Pipelines
	Quarter Ended			Twelve Months Ended
	December 31,			December 31,
			% Diff			% Diff
	2005	2006	Fav/(Unfav)	2005	2006	Fav/(Unfav)
Results of Operations:
Revenues	$104	$89	(14%)	$386	$388	1%

Expenses:
Natural gas	13	8	38%	47	31	34%
Operation and maintenance	31	23	26%	121	120	1%
Depreciation and amortization	9	9	—	36	37	(3%)
Taxes other than income taxes	5	5	—	17	19	(12%)

Total	58	45	22%	221	207	6%

Operating Income	$46	$44	(4%)	$165	$181	10%

Pipelines Operating Data:
Throughput data in BCF
Natural Gas Sales	2	4	(100%)	6	7	17%
Transportation	214	221	3%	914	939	3%
Elimination	—	(4)	—	(4)	(6)	(50%)

Total Throughput	216	221	2%	916	940	3%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Field Services
	Quarter Ended			Twelve Months Ended
	December 31,			December 31,
			% Diff			% Diff
	2005	2006	Fav/(Unfav)	2005	2006	Fav/(Unfav)
Results of Operations:
Revenues	$31	$36	16%	$120	$150	25%

Expenses:
Natural gas	(5)	(6)	(20%)	(10)	(10)	—
Operation and maintenance	13	17	(31%)	49	59	(20%)
Depreciation and amortization	2	2	—	9	10	(11%)
Taxes other than income taxes	—	—	—	2	2	—

Total	10	13	(30%)	50	61	(22%)

Operating Income	$21	$23	10%	$70	$89	27%

Field Services Operating Data:
Throughput data in BCF
Gathering	91	96	5%	353	375	6%

Total Throughput	91	96	5%	353	375	6%

	Other Operations
	Quarter Ended			Twelve Months Ended
	December 31,			December 31,
			% Diff			% Diff
	2005	2006	Fav/(Unfav)	2005	2006	Fav/(Unfav)
Results of Operations:
Revenues	$4	$3	(25%)	$19	$15	(21%)
Expenses	10	(2)	120%	37	17	54%

Operating Income (Loss)	$(6)	$5	(183%)	$(18)	$(2)	89%

Capital Expenditures by Segment
(Millions of Dollars)

	(Unaudited)
	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2006	2005	2006
Capital Expenditures by Segment
Electric Transmission & Distribution	$82	$111	$281	$389
Natural Gas Distribution	80	54	249	187
Competitive Natural Gas Sales and Services	8	4	12	18
Interstate Pipelines	37	259	118	437
Field Services	11	24	38	65
Other Operations	4	7	21	25

Total	$222	$459	$719	$1,121

Interest Expense Detail
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2006	2005	2006
Interest Expense Detail
Amortization of Deferred Financing Cost	$17	$13	$75	$53
Capitalization of Interest Cost	(1)	(4)	(4)	(10)
Transition Bond Interest Expense	13	32	40	130
Other Interest Expense	133	108	599	427
Interest Expense Incurred by Discontinued Operations	—	—	1	—

Total Interest Expense	$162	$149	$711	$600

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	December 31,	December 31,
	2005	2006
ASSETS
Current Assets:
Cash and cash equivalents	$74	$127
Other current assets	2,817	2,868

Total current assets	2,891	2,995

Property, Plant and Equipment, net	8,492	9,204

Other Assets:
Goodwill	1,709	1,709
Regulatory assets	2,955	3,290
Other non-current assets	1,069	435

Total other assets	5,733	5,434

Total Assets	$17,116	$17,633

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$—	$187
Current portion of transition bond long-term debt	73	147
Current portion of other long-term debt	266	1,051
Other current liabilities	2,675	2,836

Total current liabilities	3,014	4,221

Other Liabilities:
Accumulated deferred income taxes, net and investment tax credit	2,520	2,362
Regulatory liabilities	728	792
Other non-current liabilities	990	900

Total other liabilities	4,238	4,054

Long-term Debt:
Transition bond	2,407	2,260
Other	6,161	5,542

Total long-term debt	8,568	7,802

Shareholders’ Equity	1,296	1,556

Total Liabilities and Shareholders’ Equity	$17,116	$17,633

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Twelve Months Ended
	December 31,
	2005	2006
Cash Flows from Operating Activities:
Net income	$252	$432
Discontinued operations, net of tax	3	—
Extraordinary item, net of tax	(30)	—

Income from continuing operations	225	432
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	618	655
Deferred income taxes and investment tax credit	224	(241)
Tax and interest reserves reductions related to ZENS and ACES settlement	—	(107)
Write-down of natural gas inventory	—	66
Changes in net regulatory assets	(192)	79
Changes in other assets and liabilities	(792)	108
Other, net	18	(1)

Net Cash Provided by Operating Activities of Continuing Operations	101	991

Net Cash Used in Operating Activities of Discontinued Operations	(38)	—

Net Cash Provided by Operating Activities	63	991

Net Cash Provided by (Used in) Investing Activities	17	(1,056)

Net Cash Provided by (Used in) Financing Activities	(171)	118

Net Increase (Decrease) in Cash and Cash Equivalents	(91)	53

Cash and Cash Equivalents at Beginning of Period	165	74

Cash and Cash Equivalents at End of Period	$74	$127

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.